[Letterhead of Ballard Spahr Andrews & Ingersoll LLP]
Exhibit 8.2
July 6, 2007
InfraSource Services, Inc.
100 West Sixth Street, Suite 300
Media, PA 19063
Ladies and Gentlemen:
          We have acted as counsel to InfraSource Services, Inc., a Delaware corporation (“InfraSource”), in connection with the planned merger (the “Merger”) pursuant to which Quanta MS Acquisition, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Quanta Services, Inc. (“Quanta”) will merge with and into InfraSource with InfraSource surviving as a wholly owned subsidiary of Quanta. The Merger will occur in accordance with the provisions of the Agreement and Plan of Merger, dated as of March 18, 2007 (the “Merger Agreement”), by and among Quanta, Merger Sub and InfraSource (collectively, the “Parties”), as described in the Joint Proxy Statement/Prospectus (the “Prospectus”) of Quanta and Infrasource contained in the registration statement on Form S-4 filed by Quanta on or about the date hereof (the “Registration Statement”) in connection with the Merger.
          In our capacity as counsel, we have examined the Registration Statement and all exhibits thereto, including the Prospectus and the Merger Agreement. In our review, we have assumed that (i) all of the representations and statements set forth in such documents are true and correct (and representations and statements made “to the knowledge of,” or based on the belief of, the Parties or similarly qualified are true and correct without such qualification), (ii) the Parties will take such actions as the Prospectus states they “intend” or “expect” to take, and (iii) all of the obligations imposed by any such documents on the Parties have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the accuracy and completeness of all documents submitted to us, the authenticity of all documents presented to us as originals and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
          We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of InfraSource stock

InfraSource Corporation
July 6, 2007

who acquire shares of Quanta stock in exchange for their shares of InfraSource stock pursuant to the Merger, the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Prospectus are accurate in all material respects.
          Our opinion is based upon the Internal Revenue Code of 1986, the Treasury regulations promulgated thereunder (proposed, temporary and final), interpretive pronouncements by the Internal Revenue Service and other relevant legal authorities, all as in effect on the date hereof. We note that all such legal authorities are subject to change, either prospectively or retroactively, and we are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof which could affect our opinion. We also note that our opinion represents only counsel’s best legal judgment and is not binding on the Internal Revenue Service, which could take a position contrary to our opinion.
          We express no opinion as to the accuracy of any statements of law relating to the Merger except as set forth above, or as to any other legal matters.
          This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and may not be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll LLP